                                 EXHIBIT 99.1



[ATTACHED]

                           [LETTERHEAD APPEARS HERE]


                                August 6, 1999

           Ambrose L. Schwallie Elected Executive Vice President of
          Morrison Knudsen Corporation and Named President and CEO of
                  MK's Westinghouse Government Services Group

     BOISE - Ambrose L. Schwallie, a 27-year veteran of the nuclear industry, has been elected executive vice president of Morrison Knudsen Corporation and named president and chief executive officer of MK's Westinghouse Government Services Group, replacing James L. Gallagher, who will retire September 1, 1999. Schwallie will report to Thomas H. Zarges who continues his position as Chairman, Westinghouse Government Services Group.

     Dennis R. Washington, MK chairman, president and chief executive officer announced Schwallie's appointment.

     "In his new role, Schwallie will energize the group into the preeminent provider of management, operations and environmental services to the United States Departments of Energy and Defense," said Washington. "He also will assure that the complementary talents and technical expertise of MK, Westinghouse and BNFL are fully utilized to serve this market."

     Since 1991, Schwallie has served as president of the Westinghouse Savannah River Company that operates the Savannah River Site in South Carolina for the Department of Energy. Joseph J. Buggy, formerly executive vice president of the Westinghouse Savannah River Company, has been promoted to fill Schwallie's position as president of WSRC.

     MK (as majority owner) and BNFL Nuclear Services, Inc. acquired the Westinghouse Government Services Group, in March from CBS.

     "The combined strengths of MK, BNFL and the Westinghouse Government Services Group create a powerful new presence in the nuclear-services industry," said Washington. "Ambrose Schwallie has the leadership skills and understanding of our government clients' needs to help drive our growth in the very important DOE and DOD markets."

     Washington said that Schwallie has established one of the safest and most disciplined nuclear operations in the country at the Savannah River Site where he has directed some 12,000 employees engaged in environmental, remediation maintenance of the nation's nuclear weapons stockpile, and support of the DOE's nonproliferation program.

     "His keen understanding of the market and his record of operational achievement make him a perfect fit for this job," said Zarges. "His ability to couple that operational talent with MK's extensive project management capability and BNFL's nuclear technology expertise will position our business well for growth in the coming years."

     Zarges also said that Gallagher, a 36-year Westinghouse veteran, "provided invaluable insight during the initial period of the transition and integration of the MK, BNFL and Westinghouse organizations."

     Since joining Westinghouse in 1972, Schwallie's assignments have included manager of core design for the Clinch River Breeder Reactor in Tennessee; engineering manager for the Advanced Energy Systems Division; and executive vice president of the Westinghouse Savannah River Company prior to being named president of the company.

     Buggy became executive vice president of Westinghouse Savannah River Company in 1991. He previously served as president of the West Valley Nuclear Services Company, a Westinghouse subsidiary engaged in the cleanup of a former commercial nuclear fuel reprocessing facility for the DOE in western New York. He joined Westinghouse in 1967 from the U.S. Navy's nuclear submarine program and has held a wide range of management positions in nuclear, solar and other energy programs.

     In addition to the Savannah River Site and the West Valley Demonstration Project, the Westinghouse Government Services Group has DOE operations contracts at the Waste Isolation Pilot Plant in New Mexico and is involved in the cleanup of the Rocky Flats Environmental Technology Site near Denver.

     Other businesses include a contract from the U.S. Army to build and operate a chemical-weapons-destruction facility in Anniston, Alabama; the Westinghouse Electro-Mechanical Division - located near Pittsburgh, Pennsylvania - which provides reactor coolant pumps and other manufactured products primarily for the U.S. Navy and the commercial nuclear industry; Westinghouse Safety Management Solutions - based in Aiken, South Carolina - which is a full-service provider of safety management services and operations support for DOE, DOD and commercial customers; and the Westinghouse Government Technical Services Division - based in Albuquerque, New Mexico - which provides a range of products and technical support services for National Laboratory operations and the hazardous material transportation and storage industry.

     Morrison Knudsen Corporation (MK-NYSE) has 23,500 employees at work in more than 35 countries serving the nuclear-services, government, environmental, energy, heavy-civil, industrial, mining, process, transportation and water-resources markets as an engineer, constructor and program manager.

                                    # # # #

This news release contains "forward-looking statements" within the meaning of the private securities litigation reform act of 1995, which are identified by the use of forward-looking terminology such as "may", "will", "could", "should", "expect", "anticipate", "intend", "plan", "estimate", or "continue" or the negative thereof or other variations thereof. Such forward-looking statements are necessarily based on various assumptions and estimates and are inherently subject to various risks and uncertainties, including risks and uncertainties relating to the possible invalidity of the underlying assumptions and estimates and possible changes or developments in social, economic, business industry, market, legal, and regulatory circumstances and conditions and actions taken or omitted to be taken by third parties, including the corporation's customers, suppliers, business partners, and competitors and legislative, regulatory, judicial, and other governmental authorities and officials.